Exhibit 99.1
RESCISSION ELECTION FORM
TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE
INVESTMENT IN TEXAS CAPITAL BANCSHARES, INC.

To:	Texas Capital Bancshares, Inc.
2100 McKinney Avenue
Suite 900
Dallas, Texas 75201
c/o Peter Bartholow
The undersigned hereby acknowledges receipt of a prospectus (the “Prospectus”) from Texas Capital Bancshares, Inc. (the “Company”), in which the Company has offered to persons who purchased shares of the Company’s Common Stock through the Company’s Employee Stock Purchase Plan on June 30, 2005 the right to rescind or continue their investment (the “Offer”).
Subject to the terms and conditions of the Offer and the instructions set forth below, the undersigned hereby elects:
☐ A. ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR RESCISSION
1. The undersigned hereby irrevocably elects to accept the Offer to rescind the sale to the undersigned of (check applicable box):
☐ ALL shares purchased during the Offer, equal to (fill in number) shares of Common Stock of the Company; or
☐ ALL of the shares purchased on (fill in purchase date), equal to (fill in number) shares of Common Stock of the Company;
and to receive (i) for all shares currently owned, an amount equal to (A) the price paid per share; plus (B) interest at [___] percent (___%) per annum from the date of purchase through the expiration of the rescission offer; and (ii) for all shares sold prior to the date of the Prospectus, an amount equal to (A) the price paid per share; less (B) the proceeds from the sale of such shares, plus interest at [___] percent (___%) per annum. As for shares sold prior to the date of the Prospectus, interest will be paid on (i) the amount originally paid for the shares from the date of purchase until the date of sale, and (ii) on the loss realized from the date of sale through the date the rescission offer expires. In both situations, interest will accrue on a monthly basis.
2. The undersigned (check applicable box):
☐ HAS; or
☐ HAS NOT;
sold all or a portion of the shares of Common Stock of the Company at a loss.

PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES (INCLUDING SHARES
PREVIOUSLY SOLD) YOU WISH TO RESCIND

DATE	NUMBER	SHARE
OF	OF	CERTIFICATE
PURCHASE	SHARES	ENCLOSED
YES ☐ NO ☐
YES ☐ NO ☐
TOTAL NUMBER OF SHARES BEING RESCINDED (including shares previously sold):
PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL
OR A PORTION OF YOUR SHARES

			TYPE OF	NAME AND
	NUMBER OF	AMOUNT OF	CONSIDERATION	ADDRESS OF
DATE OF	SHARES	CONSIDERATION	(IF OTHER THAN	ACQUIROR AND/OR
SALE	SOLD	RECEIVED	CASH)	MARKET TRANSACTION

Note: If you have sold shares of Common Stock to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. If the proof of a bona fide sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of Common Stock was a bona fide transfer of such shares.
     3. If the undersigned has physical possession of any certificates representing shares of the Company’s Common Stock being rescinded, the undersigned hereby encloses such certificates and the stock powers duly endorsed for transfer.

     4. Subject to and effective upon receipt of the undersigned’s rescission payment in accordance with the terms of the Offer, the undersigned sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded shares of the Company’s Common Stock as identified above. The undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.
     ☐ B. REJECTION IN WHOLE OR IN PART OF RESCISSION OFFER; AFFIRMATION OF INTENTION TO RETAIN COMMON STOCK.
     Except as indicated in A. above, the undersigned hereby affirms the undersigned’s intent to retain the shares of Common Stock of the Company acquired through the Company’s Employee Stock Purchase Plan, and elects NOT to accept the Company’s offer to repurchase such shares.
     Except as indicated in A. above, the undersigned understands that as a result of rejecting the Offer, the undersigned will continue to hold the shares of Common Stock of the Company acquired through the Company’s Employee Stock Purchase Plan.
     The undersigned understands and acknowledges that the rejection of the Offer is speculative in nature, involves investment risk. The undersigned understands all of the risk factors relating to an investment in the Company, including those set forth in the caption “Risk Factors” in the Prospectus.

SIGNATURES

THE UNDERSIGNED:

Print name of the undersigned and, (a) if shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if shares are held as joint tenants or as community property, the name(s) of the co-purchaser(s).

Dated:

Signature

Tax I.D./Soc. Sec. No.

Dated:	Signature (if joint account)

Tax I.D./Soc. Sec. No. (if joint account)

Employee I.D. Number(s)

Residence Address

City, State and Zip Code

Mailing Address (if different from residence)

City, State and Zip Code

Telephone Number

INSTRUCTIONS TO RESCISSION ELECTION FORM
1. GENERAL. The Rescission Election Form should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of the Rescission Election Form. The method of delivery to the Company is at your option and risk, but if sent by mail, insured registered mail, return receipt requested, is recommended. Alternatively, you may intra-office mail the completed documents to Ms. Lynett Rogers at the Company’s corporate offices in Dallas, Texas.
2. SIGNATURES. If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded herewith. If the rescinded shares have been assigned by the registered holder, in which event the Rescission Election Form should be signed in exactly the same form as the name of the last transferee as endorsed on the certificates.
3. STOCK CERTIFICATES. If you have physical possession of any certificates representing shares of the Company’s Common Stock being rescinded, such certificates and stock powers must be enclosed with the completed Rescission Election Form, duly endorsed for transfer.
4. PROOF OF SALE. Persons that have already sold shares subject to the Offer must enclose with the Rescission Election Form proof reasonably satisfactory to the Company evidencing the bona fide sale of such shares to a third party, including the purchase price for such shares. Satisfactory proof of the purchase price of such shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of such shares was a bona fide transfer to a third party.
5. TIME IN WHICH TO ELECT. To be effective, a Rescission Election Form must be received by the Company no later than 11:59 P.M., Central Daylight Time on ___, 2006 (the “Expiration Date”).
6. MISCELLANEOUS. In the case of acceptances of the Offer, the Company will begin mailing and delivering checks for rescission payments within approximately ten business days after the Expiration Date.
7. QUESTIONS. All questions with respect to this Rescission Election Form and the Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to Peter Bartholow or Lynett Rogers at (214) 932-6600.